CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Gallery Trust of our report dated May 17, 2018, relating to the financial statements and financial highlights, which appear in the Laudus Mondrian Emerging Markets Fund’s and Laudus Mondrian International Government Fixed Income Fund’s Annual Report on Form N-CSR for the year ended March 31, 2018. We also consent to the reference to us under the heading “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

September 21, 2018